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                                                                   EXHIBIT 99.13

                          CARDIOVASCULAR DYNAMICS, INC.
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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
               Action                                   Complete Sections:
               ------                                   ------------------
SECTION 1:
ACTIONS        / / New Enrollment                       2, 3, 7 and sign attached
                                                                Stock Purchase Agreement
               / / Payroll Deduction Change             2, 4, 7
               / / Terminate Payroll Deductions         2, 5, 7
               / / Leave of Absence                     6, 7

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SECTION 2:     Name_____________________________________________________________
PERSONNEL            Last         First              MI              Dept.
DATA
               Home Address_____________________________________________________
                                              Street
                   _____________________________________________________________
                      City                State               Zip Code

               Social Security #: / /  / /  / / - / /  / / - / /  / /  / /  / /

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SECTION 3:     Effective with the Purchase
NEW            Interval Beginning:                      Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT     / / February 1, 199_
               / / August 1, 199_                       * Must be a multiple of 1% up to a maximum 10% of
                                                        base salary
               / / Initial Offering Period

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SECTION 4:     Effective with the                       I authorize the following new level of payroll
PAYROLL        Pay Period Beginning:___________________ deduction:______% of base salary*
DEDUCTION                           Month, Day and Year
CHANGE                                                  * Must be a multiple of 1% up to a maximum of 10% of
                                                        base salary

               NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.

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SECTION 5:     Effective with the                       Your election to terminate your payroll deductions for the
TERMINATE      Pay Period Beginning:___________________ balance of the offering period cannot be changed, and
PAYROLL                             Month, Day and Year you may not rejoin the offering period at a later date.  You
DEDUCTIONS                                              will not be able to resume participation in the ESPP prior to the commencement of the next offering period.

               In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

               / / Purchase shares of CardioVascular Dynamics, Inc. at end of the interval

                           OR

               / / Refund ESPP payroll deductions collected

         NOTE: If your employment terminates for any reason or your eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6:
LEAVE OF       In connection with an approved leave of absence, I elect the
ABSENCE        following action regarding my ESPP payroll deductions to date in the current purchase interval:

               / / Purchase shares of CardioVascular Dynamics, Inc. at end of the interval

                           OR

               / / Refund ESPP payroll deductions collected

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SECTION 7:
AUTHORIZATION

               I hereby authorize the specific action or actions indicated above.


______________________              ____________________________________________
       Date                                Signature of Employee
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